UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: May 23, 2010

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

445 Park Avenue, New York, New York  10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01                      Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 25, 2010, the Company received a written notice from NYSE AMEX LLC (“AMEX”) advising that the Company is not in compliance with AMEX’s continuing listing criteria set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide (the “Company Guide”).  Specifically, AMEX noted that the Company has not timely filed its annual report on Form 10-K for the fiscal year ended December 31, 2009 and its quarterly report on Form 10-Q for the quarter ended March 31, 2010 (together, the “Reports”).  In addition, AMEX stated that the Company’s failure to file its Reports is a material violation of its listing agreement.  Pursuant to 1003(d) of the Company Guide, AMEX is authorized to suspend, and unless prompt corrective action is taken, remove the Company’s common stock from AMEX.  AMEX halted trading of the Company’s common stock on the same day.

As the Company disclosed in its current report on From 8-K filed on April 16, 2010, AMEX required that the Company submit a plan of compliance by April 29, 2010 with the action the Company has taken, or will take, to file the 10-K for 2009 and bring the Company into compliance with the listing standards no later than July 14, 2010 (the “Plan”).  As AMEX required, the Company submitted its Plan on April 29, 2010, which the Corporate Compliance Department of AMEX currently is evaluating.  As stated in the current notice from AMEX, the Company may supplement its Plan until June 8, 2010.  The Company intends to submit such supplement by June 8, 2010.

The Company also previously disclosed in a press release issued on April 16, 2010 and as an exhibit to its current report on From 8-K filed on April 16, 2010, that, in the process of the Company’s 2009 year end audit review, the Company identified potential internal control deficiencies over financial reporting in connection with certain expenditures relating to business development activities and the accounting treatment of certain of the Company’s accounts payables.  In response, on April 15, 2010, the Board of Directors directed and authorized the Audit Committee of the Board of Directors (the “Audit Committee”) to conduct a thorough review of the situation and to determine what corrective action, if any, should be taken.

On April 19, 2010, the Audit Committee retained the services of John Lees & Associates Limited of Hong Kong (“JLA”) to conduct a forensic audit of the Company’s bank accounts with respect to the expenditures relating to business development activities in question.  The forensic audit preliminarily found that in 2009, cash transfers occurred between the bank accounts of the Company and its subsidiaries and the personal bank accounts of Mr. Hongjun Wang, the Company’s chief executive officer, and Ms. Guizhi Ju, a Company director and mother of Mr. Hongjun Wang.  The forensic audit has confirmed that some of the transferred funds were used to pay the Company’s expenses.  To date, there is no indication that any of the funds were used for personal purposes.  The forensic audit is ongoing.

Immediately following the JLA preliminary report, on May 6, 2010, the Board of Directors adopted a specific policy that none of its assets, including cash, should be transferred or paid to any officer or director of the Company or its subsidiaries for any purpose without the approval of the Audit Committee other than (i) payment of transfers pursuant to service agreements between the Company and its officers and directors duly authorized and adopted by the Board of Directors or its committees; or (ii) reimbursement of reasonable expenses not exceeding $10,000 in any given week.

After an update of the preliminary report by JLA, the Board called a special meeting to discuss the situation on May 21 and 22, 2010. As a result of these meetings, on May 23, 2010, the Board through unanimous written consent took the following corporate actions:

(i)
Accepted the resignation of its chief financial officer, Mr. Yang Zhang, and appointed Mr. Andrew Kan from JLA to serve as interim acting chief financial officer until a permanent chief financial officer is duly appointed.

(ii)	Accepted the resignation of Ms. Ju as a director of the Company.
(iii)	Accepted the resignation of Mr. Hongjun Wang as the Chairman of the Board but allowed him to continue as a director pending the outcome of the current forensic audit.
(iv)	Appointed the Company’s independent director, Mr. Edward Rule, as Chairman of the Board.
(v)	Placed Mr. Hongjun Wang on administrative leave as chief executive officer pending the outcome of the current forensic audit.
(vi)	Appointed the Company’s independent director, Mr. Jingfu Li, as the interim acting chief executive officer.
(vii)	Directed that all expenditures of the Company and its subsidiaries over US$10,000 be approved in advance by the Chairman of the Audit Committee.

The Company believes that these remedial measures will prevent further failure of the Company’s financial controls and procedures and preserve the assets of the Company.  As the forensic audit continues, the Company is treating this serious matter with the utmost urgency.  Upon further findings of the forensic audit, the Company will continue to implement measures as the situation demands.

On May 27, 2010 the Company issued a press release containing the above information, a copy of which is attached to this 8-K as Exhibit 99.1.

Item 5.02                      Departure of directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2010, the Board of Directors of the Company accepted the resignations of Mr. Yang Zhang as the Company’s chief financial officer and Ms. Guizhi Ju as a Director.  The Company has begun its search for a new chief financial officer and intends to fill the position as soon as practicable.  In the interim, the Company’s Board of Directors has appointed Mr. Andrew Kan to serve as the acting chief financial officer until a permanent chief financial officer is duly appointed.

Mr. Kan is a manager of the Forensic Accounting Department at John Lees & Associates Limited in Hong Kong and has held that position since June 2009.  Between June 2009 and August 2005, Mr. Kan served as the Assistant Manager of Forensics Services at Ferrier Hodgson Limited in Hong Kong.  Prior to joining Ferrier Hodgson, Mr. Kan had 5 years of experience engaged in statutory audit and advisory roles for listed company clients in Hong Kong, the PRC and Taiwan.  Mr. Kan is a member of the Association of Certified Fraud Examiners (The United States of America); practicing member of the Hong Kong Institute of Certified Public Accountants (Hong Kong); and member of the Institute of Chartered Accountants in English and Wales (The United Kingdom).  Mr. Kan received his Bachelor of Business Administration in Accountancy from the City University of Hong Kong and his Professional Diploma in Fraud Examination from the Chinese University of Hong Kong.

The Board of Directors of the Company also placed the Company’s chief executive officer on administrative leave effective as of May 23, 2010, pending the completion of the current forensic audit and direction from the Board of Directors of the Company after consideration of the results of the audit and related implementation of mitigation measures.  In the interim, the Company’s Board of Directors has appointed Mr. Jingfu Li, the Company’s independent director, to serve as the acting chief executive officer of the Company.

Mr. Li has served as Director of the Company since May 2008. Mr. Li is the Chairman and top representative of Joint Management Committee of Qian Guo County Longhai Petroleum & Natural Gas Co., Ltd. and was appointed to that position by Petro China’s Jilin branch in 2005.  Mr. Li has been in the petroleum industry since 1970.  In his extensive career he has served as Vice Monitor for Jiang Han Oil Field’s comprehensive logging team, Secretary of Command Department of Petroleum Hui Zhan in Jilin Province, Vice President of Jilin Oilfield Exploration and Development Research Institute.  From 1995 to 2002, Mr. Li was appointed by PetroChina’s Jilin branch to serve as General Manger of management and production operation of oil exploitation of Jilin Jiyuan Petroleum & Natural Gas Development Co. Ltd.  From 2002 to 2005, Mr. Li, served as Project Manager of Song Yuan City Qian Yuan Oil & Gas Development Co., Ltd. also by appointment by PetroChina’s Jilin branch.  Mr. Li received his bachelor’s degree from Chang Chun Geology Institute in Jilin, China.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of the Company Issued on May 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: May 26, 2010	By:	/s/ Jingfu Li
Jingfu Li
Acting Chief Executive Officer